EXHIBIT 99.1

Cadence Bancorporation ANNOUNCES

SELECT ESTIMATED FOURTH QUARTER 2020 FINANCIAL INFORMATION

HOUSTON (January 7, 2021) – Cadence Bancorporation (NYSE: CADE) (“Cadence”) expects to recognize a meaningful change in the timing of recognition of hedge revenue into current earnings as a result of a LIBOR hedge determined to be partially ineffective under hedge accounting. The Company is in the process of refining its related estimates, but currently expects between $165 million and $175 million (pre-tax) of incremental hedge revenue to be recognized in fourth quarter 2020 as discussed further in this release.

Preliminary Credit Metrics

Cadence also expects to report overall improvement in its credit metrics for the fourth quarter of 2020, including:

•	Nonperforming loans are expected to decline between $45 million and $50 million, or approximately 25% from $189 million at September 30, 2020.
•	Criticized loans are expected to decline between $215 million and $225 million, or approximately 20% from $1.083 billion at September 30, 2020.
•	Fourth quarter 2020 expected net charge-offs are estimated between $20 million and $25 million.
•	Projected allowance for credit losses as a percent of total loans is not anticipated to change materially from the 2.86% ratio at September 30, 2020.
•	The fourth quarter 2020 provision for loan losses is currently expected to be less than $10 million.

Capital Ratios and Capital Planning

As a result of the estimated material increase in net income from the incremental hedge revenue and preliminary projected improvements in credit metrics, all regulatory capital ratios are expected to increase from their already strong, well-capitalized position. While acknowledging the ongoing COVID-19 threat and resultant economic uncertainties, Cadence is evaluating various capital actions including potential increased dividends, resumption of its share repurchase program and repayment of callable and maturing debt, all of which are subject to required Board and regulatory approvals and/or non-objections. Management anticipates discussing these options further during its fourth quarter earnings announcement.

Hedge Effectiveness and Acceleration of Income Reclassification

In February 2019, Cadence executed a five-year $4.0 billion notional collar on one-month LIBOR loans designed to protect earnings in a down-rate environment. On March 6, 2020, Cadence terminated the collar, resulting in a “locked-in” gain of $261 million, initially recognized in Other Comprehensive Income (“OCI”). Based on hedge accounting, that gain was forecast to reclass out of OCI and into interest income over the remaining term of the hedge based on a continuing expectation of an adequate level of hedge-eligible loans. Hedge-eligible loans are 1-month LIBOR loans that either have no interest rate floor or have not reached their floor rate.

Given the extraordinary events of the past nine months related to COVID-19 and the ensuing economic impacts, Cadence has experienced a decline in our hedge-eligible loans such that our forecast now anticipates a partial shortfall of hedge-eligible loans which began in the fourth quarter of 2020 and continuing throughout the remaining term of the hedge. The declines in eligible loans were driven by loans reaching their floors as a result of rate declines during the year, new loans being originated and loans renewing at rates already at a floor, and increased loan paydowns.

Based on the forecast shortfall (ineffectiveness), hedge accounting requires the reclassification from OCI into current period income of the total expected ineffective portion of the hedge. As such, in the fourth quarter 2020, we anticipate the reclassification of between $165 million - $175 million (pre-tax) from OCI to Non-Interest Income, or between an estimated $126 million - $134 million after-tax. This reclassification serves to increase retained earnings (and net income) and reduce OCI, with no net impact to tangible capital or tangible book value per share. Given the increase to retained earnings, however, Cadence’s regulatory capital levels are increased accordingly. The expected incremental hedge revenue during the fourth quarter of 2020 will alone drive an estimated increase in the Company’s Tier 1 Risk Based Capital ratio of between 90 and 95 basis points.

This accounting treatment does not impact the total revenue to be recorded from the collar transaction and associated termination gain; it simply adjusts the time period during which it is recorded. As originally disclosed in Item 8-K issued on March 9, 2020, the total hedge revenue (inclusive of the $261 million gain) remains unchanged at $276 million, with $10 million previously recognized in 2019, between $226 million - $236 million now estimated to be recognized in revenue in 2020, and the remaining $30 million - $40 million estimated to be recognized in revenue primarily through the end of 2021.

Preliminary Nature of Information

Given the Company's fourth quarter ended seven days ago, the information contained herein are projected estimates based upon information available as of today and should be considered preliminary and subject to change. The Company has not completed its financial close processes for the quarter and therefore actual amounts may differ from amounts the Company anticipates at this date. The Company may also identify items that could require further adjustments, which may be material, to the information presented above. As a result, the estimates herein constitute forward-looking information and are subject to risks and uncertainties, including possible adjustments to these select preliminary financial results. The Company plans to report its full fourth quarter and full year 2020 financial results on Monday, January 25, 2020 and will hold a conference call on that date to discuss the results.

January 8, 2021 Conference Call related to Hedge Ineffectiveness

Cadence will host a brief conference call to discuss the contents of this press release on Friday, January 8, 2021 at 7:30 a.m. CT / 8:30 a.m. ET.

To access the conference call, please dial one of the following numbers approximately 10-15 minutes prior to the start time to allow time for registration and use the Elite Entry Number provided below.

Dial in (toll free):1-888-317-6003

International dial in:1-412-317-6061

Canada (toll free):1-866-284-3684

Participant Elite Entry Number:9971596

For those unable to participate in the live presentation, a replay will be available through January 15, 2021. To access the replay, please use the following numbers:

US Toll Free:	1-877-344-7529
International Toll:	1-412-317-0088
Canada Toll Free:	1-855-669-9658
Replay Access Code:	10151156
End Date:	January 15, 2021

About Cadence Bancorporation

Cadence Bancorporation (NYSE: CADE), headquartered in Houston, Texas, is a regional financial holding company with $18.4 billion in total assets as of September 30, 2020. Its wholly owned subsidiary, Cadence Bank, N.A., operates 99 branch locations in Alabama, Florida, Georgia, Mississippi, Tennessee and Texas, and provides corporations, middle-market companies, small businesses and consumers with a full range of innovative banking and financial solutions. Services and products include commercial and business banking, treasury management, specialized lending, asset-based lending, commercial real estate, SBA lending, foreign exchange, wealth management, investment and trust services, financial planning, retirement plan management, payroll and insurance services, consumer banking, consumer loans, mortgages, home equity lines and loans, and credit cards. Clients have access to leading-edge online and mobile solutions, interactive teller machines, and more than 55,000 ATMs. The Cadence team of 1,800 associates is committed to exceeding customer expectations and helping their clients succeed financially.

Cautionary Statement Regarding Forward-Looking Information

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, future events and our results of operations, financial condition and financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict.

Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.  Such factors include, without limitation, the “Risk Factors” referenced in our Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “SEC”) on May 21, 2018, and our Registration Statement on Form S-4 filed with the SEC on July 20, 2018, other risks and uncertainties listed from time to time in our reports and documents filed with the SEC, including our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and the following factors: business and economic conditions generally and in the financial services industry, nationally and within our current and future geographic market areas; economic, market, operational, liquidity, credit and interest rate risks associated with our business; deteriorating asset quality and higher loan charge-offs; the laws and regulations applicable to our business; our ability to achieve organic loan and deposit growth and the composition of such growth; increased competition in the financial services industry, nationally, regionally or locally; our ability to maintain our historical earnings trends; our ability to raise additional capital to implement our business plan; material weaknesses in our internal control over financial reporting; systems failures or interruptions involving our information technology and telecommunications systems or third-party servicers; the composition of our management team and our ability to attract and retain key personnel; the fiscal position of the U.S. federal government and the soundness of other financial institutions; the composition of our loan portfolio, including the identity of our borrowers and the concentration of loans in energy-related industries and in our specialized industries; the portion of our loan portfolio that is comprised of participations and shared national credits; the amount of nonperforming and classified assets we hold; the extent of the impact of the COVID-19 pandemic on us and our customers, counterparties, employees, and third-party service providers, and the impacts to our business, financial position, results of operations, and prospects; the impact on our financial condition, results of operations, financial disclosures, and future business strategies related to the implementation of FASB Accounting Standards Update 2016-13, Financial Instruments – Credit Losses, commonly referred to as CECL. Cadence can give no assurance that any goal or plan or expectation set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements. The forward-looking statements are made as of the date of this communication, and Cadence does not intend, and assumes no obligation, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law.

Contact Information

Cadence Bancorporation

Media contact:

Danielle Kernell

713-871-4051

danielle.kernell@cadencebank.com

Investor relations contact:

Valerie Toalson

713-871-4103 or 800-698-7878

vtoalson@cadencebancorporation.com